Media:  Matt Tidwell
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Investor: Todd Allen
(816) 556-2083

FOR IMMEDIATE RELEASE

KANSAS CITY POWER & LIGHT COMMITTED TO COLLABORATIVE PROCESS WITH COMPREHENSIVE ENERGY PLAN

Company files for declaratory judgment regarding Sierra Club challenge to Iatan 2 and comments on Court ruling on regulatory approval of Comprehensive Energy Plan

Kansas City, MO (MARCH 1, 2007) - Kansas City Power & Light (KCP&L), a subsidiary of Great Plains Energy (NYSE: GXP) reaffirmed its commitment to working collaboratively with its stakeholders and is moving forward with elements of its Comprehensive Energy Plan (CEP) to provide affordable, reliable energy to meet the growing Kansas City region while reducing emissions. Today, the company is addressing two issues related to its plan.

Lawsuit filed for Declaratory Judgment

KCP&L filed a lawsuit today in Federal District Court in Kansas City, Mo. for a declaratory judgment that the operation of KCP&L’s Iatan 1 power plant has been in compliance with the Federal Clean Air Act.
For the past year, the Sierra Club alleged Clean Air Act violations at Iatan 1 as part of its appeal of the Iatan 2 air permit. After many months of discovery and shortly before an administrative hearing to consider the allegations was to commence, the Sierra Club announced that it would abandon these allegations in the air permit appeal and instead file a lawsuit in Federal Court containing the same allegations - effectively starting the process all over again.
KCP&L decided to file the declaratory judgment lawsuit in response to Sierra Club’s recent actions. KCP&L believes that this lawsuit is the quickest and best way to finally resolve the issue.
“It is time to get the truth out and bring this issue to closure,” said Bill Downey, CEO of KCP&L. “We have made available 1.3 million documents in the Iatan air permit process. The Missouri Department of Natural Resources conducted a thorough review of Iatan’s operation before issuing air permits and conducted another independent investigation after issuing the permit. It found no merit to claims that KCP&L made impermissible modifications to Iatan 1.”

Court Ruling on MPSC Approval of Comprehensive Energy Plan

KCP&L launched its Comprehensive Energy Plan in 2005 after broad agreement that the plan would meet the energy needs of the growing Kansas City region. The company built its plan through a unique process that gathered input from multiple stakeholders including community groups, environmental experts and other key stakeholders. KCP&L and other interested parties submitted a stipulation to the Missouri Public Service Commission (MPSC) that included a regulatory plan and other agreements associated with the CEP. The MPSC treated the stipulation as the joint position of all the parties who signed the agreement, approved it, and the Sierra Club appealed the MPSC’s decision.
On Feb. 27, 2007 the Missouri Court of Appeals for the Western District issued a ruling that the MPSC did not follow proper procedure in approving the CEP. The ruling did not question the merits or components of the plan.
“The Missouri Court of Appeals ruled on the procedures that the MPSC followed in approving the stipulation, not on the merits of our CEP elements,” Bill Downey, said. “We believe the Commission’s approval of the stipulation was evidence of its support of our CEP. The CEP includes several elements that are critical for the community and that we have already made significant progress on - including the new Spearville Wind Energy Facility which was just completed and environmental upgrades going into place at our LaCygne Generating Station that will help the Kansas City area retain its ozone attainment status.”
The stipulation contemplated that KCP&L would seek approval for plan investments. The company has continued to move forward with many of the specific elements of the CEP and has already received regulatory approval for the wind facility, energy efficiency, and transmission and distribution upgrades. The company is also currently seeking approval of the La Cygne Selective Catalytic Reduction system that will reduce emissions contributing to ground level ozone. Finally, the company is underway with construction of environmental upgrades at Iatan 1 and its generation facility at Iatan 2.
While the ruling addresses the procedural matters, it does not impact KCP&L’s ability to implement its broadly supported CEP. KCP&L’s CEP construction activities continue to move forward as planned. No changes to the timeframe of future projects are anticipated.
“It’s important that we move forward with these projects so that we can begin to realize the benefits for the community,” Downey said. “Environmental upgrades at both Iatan and LaCygne will result in significant reductions in regulated emissions.”
Headquartered in Kansas City, Mo., KCP&L (www.kcpl.com) is a leading regulated provider of electricity in the Midwest. KCP&L is a wholly owned subsidiary of Great Plains Energy Incorporated (NYSE: GXP), the holding company for KCP&L and Strategic Energy L.L.C., a competitive electricity supplier.

Information Concerning Forward-Looking Statements
Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements regarding projected delivered volumes and margins, the outcome of regulatory proceedings, cost estimates of the comprehensive energy plan and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry and Great Plains Energy; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates its subsidiaries can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and in availability and cost of capital and the effects on pension plan assets and costs; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability, quality and deliverability of fuel; ability to achieve generation planning goals and the occurrence and duration of unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses and the effects of competition; application of critical accounting policies, including, but not limited to, those related to derivatives and pension liabilities; workforce risks including compensation and benefits costs; performance of projects undertaken by non-regulated businesses and the success of efforts to invest in and develop new opportunities; the ability to successfully complete merger, acquisitions or divestiture plans (including the acquisition of Aquila, Inc., and the sale of assets to Black Hills Corporation); and other risks and uncertainties. Other risk factors are detailed from time to time in Great Plains Energy’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission. This list of factors is not all-inclusive because it is not possible to predict all factors.